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                                DETACH HERE

                                           PROXY

                                     ERGO SCIENCE CORPORATION

                       Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting, October 15, 2001

     The undersigned hereby constitutes and appoints each of David R. Burt and J. Warren Huff, his true and lawful agents and proxies with full power of substitution, to represent the undersigned, with all the powers which the undersigned would possess if personally present, and to vote the Common Stock of Ergo Science Corporation held of record by the undersigned on the record date, at the Annual Meeting of Stockholders of Ergo Science Corporation, to be held at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts, on Monday, October 15, 2001, at 10:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

     You are encouraged to specify your vote by marking the appropriate box ON THE REVERSE SIDE but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation that is FOR the election of the named nominee as director and FOR each of the other proposals. The Proxies cannot vote your shares unless you sign and return this card. This Proxy may be revoked in writing at any time prior to the voting thereof.

SEE REVERSE    CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
  SIDE                                                           SIDE

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                                ERGO SCIENCE CORPORATION

                                  THIS IS YOUR PROXY
Dear Stockholder:

Your Proxy is being solicited by the Board of Directors of Ergo Science Corporation for the Annual Meeting of Stockholders to be held at 10:00 a.m. local time on October 15, 2001 at the Andover Country Club, 60 Canterbury Street, Andover, Massachusetts.

Enclosed with this Proxy is a Proxy Statement/Prospectus containing important information about the issues that you are being asked to approve.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, you can be sure your shares are represented at the meeting by promptly returning your completed Proxy card prior to the Annual Meeting.

Please mark the boxes on the Proxy card below to indicate how your shares are to be voted, then sign the card, detach it and return your Proxy card in the enclosed envelope.

Thank you in advance for your prompt consideration of these matters.

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                                 DETACH HERE

/ X / Please mark your                                               |2406
      votes as in this                                               ____
      example.

This Proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the meeting. if no direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

1. ELECTION OF DIRECTOR: To elect David R. Burt as Class III director for a three year term ending at the Annual Meeting of Stockholders in 2004 and until his successor is duly elected and qualified or his earlier resignation or removal.

FOR                               WITHHELD
THE            / /      / /       FROM THE
NOMINEE                           NOMINEE

                                                     AGAINST     ABSTAIN   FOR

2.     Approval and adoption of certificate            / /         / /     / /
       of ownership and merger.

3.     Approval of the common stock purchase           / /         / /     / /
       agreement and the issuance of the
       securities pursuant thereto.

4.     Adoption of 2001 Employee, Director and         / /         / /     / /
       Consultant Stock Plan.

5.     Ratification of appointment of independent      / /         / /     / /
       accountants.

             MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                 / /

       Please sign exactly as your name appears on this card. Joint owners should each sign personally. If you are signing as a representative of the named stockholder (e.g. as a trustee, corporate officer or other agent on behalf of a trust, corporation or other entity) you should indicate your title or the capacity in which you sign.

Signature _______________ Date __________ Signature __________ Date __________